Exhibit 99.1

Contact: Investor Relations
804.289.9709	FOR IMMEDIATE RELEASE

Brink’s Reports Record Revenue and Operating Profit for Fourth-Quarter and Full-Year
Continued Strong Growth Expected in 2022 as Revenue Returns to Pre-pandemic Levels

4Q Highlights:
•Revenue up 7%, reflecting continued organic growth; constant currency up 11%
•Operating profit: GAAP up 30% to $146M, non-GAAP up 6% to $154M; constant currency up 15%
•Operating margin: GAAP 13.2%, non-GAAP 14.0%
•GAAP net income up 97% to $50M, Adjusted EBITDA up 8% to $210M; constant currency up 15%
•EPS: GAAP up 94% to $.97 vs $.50; non-GAAP up 2% to $1.68 vs $1.64; constant currency up 13%
•EPS excluding prior year gain of $.13 per share related to an equity investment in MGI shares: GAAP up 162%, non-GAAP up 11%

RICHMOND, Va., February 23, 2022 – The Brink’s Company (NYSE:BCO), the global leader in total cash management, route-based secure logistics and payment solutions, today announced fourth-quarter and full-year results.

Doug Pertz, president and chief executive officer, said: “Today we reported record revenue and operating profit for both the fourth-quarter and full-year of 2021. These results clearly demonstrate the resiliency of our business and the persistent strength of cash usage around the world. We exited 2021 with substantially higher revenue and greater profitability than 2019, better positioned for the future. Additionally, 2022 revenue is expected to return to at least pro-forma pre-pandemic levels. Our confidence is based on expectations of continued recovery in retail markets, higher than historical price increases, accelerating contributions from our Strategy 2.0 digital solutions, and the continued execution of our productivity and efficiency initiatives.
“The 2022 guidance we are providing today reflects the strong growth rates and margin improvement targets we presented at our 2021 Investor Day. This guidance includes revenue growth of 8% to 11% and operating profit growth of 16% to 23%, with margin improvement of approximately 100 basis points.
“Our 2022 guidance represents significant value creation since the pre-pandemic period, and strong progress toward achieving our 3-year strategic plan targets. Our expected 2022 results include core business revenue at 2019 levels or higher, plus approximately $900 million of revenue from completed acquisitions, and cumulative margin improvement of approximately 150 basis points from pre-pandemic levels.”
Management’s 2022 guidance is consistent with the financial targets provided at its 2021 Investor Day, updated to reflect foreign exchange rates as of December 31, 2021. See page 3 for details.

Fourth-quarter and full-year results are summarized in the following tables.

(In millions, except for per share amounts)	Fourth-Quarter 2021 (vs. 2020)
	GAAP	Change	Non-GAAP	Change	Constant Currency Change(b)
Revenue	$1,098	7%	$1,098	7%	11%
Operating Profit	$146	30%	$154	6%	15%
Operating Margin	13.2%	220 bps	14.0%	(20 bps)	60 bps
Net Income / Adjusted EBITDA(a)	$50	97%	$210	8%	15%
EPS	$0.97	94%	$1.68	2%	13%

(In millions, except for per share amounts)	Full Year 2021 (vs. 2020)
	GAAP	Change	Non-GAAP	Change	Constant Currency Change(b)
Revenue	$4,200	14%	$4,200	14%	14%
Operating Profit	$355	66%	$471	23%	26%
Operating Margin	8.4%	260 bps	11.2%	90 bps	110 bps
Net Income / Adjusted EBITDA(a)	$105	fav	$683	21%	22%
EPS	$2.06	fav	$4.75	26%	29%
(a)The non-GAAP financial metric, adjusted EBITDA, is presented with its corresponding GAAP metric, net income attributable to Brink's.
(b)Constant currency represents 2021 non-GAAP results at 2020 exchange rates.

Conference Call
Brink’s will host a conference call on February 23 at 8:30 a.m. ET to review fourth-quarter and full year results. Interested parties can listen by calling 888-349-0094 (in the U.S.) or 412-902-0124 (international). Participants can pre-register at https://dpregister.com/sreg/10163626/f1413d8b2c to receive a direct dial-in number for the call. The call also will be accessible live via webcast on the Brink’s website (www.brinks.com). A replay of the call will be available through March 23, 2022 at 877-344-7529 (in the U.S.) or 412-317-0088 (international). The conference replay access code is 8245109. An archived version of the webcast will be available online in the Investor Relations section of http://investors.brinks.com.

2022 Guidance (Unaudited)
(In millions, except for percentages and per share amounts)

	2022 GAAP Outlook(b)	Reconciling Items(a)	2022 Non-GAAP Outlook(a)	Constant Currency Impact(c)	Constant Currency 2022 Non-GAAP Outlook(c)
Revenues	$4,520 – 4,670	—	4,520 – 4,670	130	4,650 – 4,800
Operating profit	473 – 508	72	545 – 580	35	580 – 615
EPS from continuing operations attributable to Brink's(d)	$3.95 – 4.35	~1.60	5.50 – 6.00	0.50	6.00 – 6.50

Operating profit margin	10.5 – 10.9%	~1.6%	12.1 – 12.4%	0.4%	12.5 – 12.8%

Free cash flow before dividends(e)			300 – 335	35	335 – 370

Adjusted EBITDA			755 – 790	35	790 – 825

Adjusted EBITDA margin			16.7 – 16.9%	0.3%	17.0 – 17.2%

Amounts may not add due to rounding

(a)The 2022 Non-GAAP outlook amounts exclude certain forecasted Non-GAAP adjusting items, such as intangible asset amortization and U.S. retirement plan costs. We have not forecasted the impact of highly inflationary accounting on our Argentina operations in 2022 or other potential Non-GAAP adjusting items for which the timing and amounts are currently under review, such as future restructuring actions. We have also not forecasted changes in cash held for customer obligations or proceeds from the sale of property, equipment and investments in 2022. The 2022 Non-GAAP outlook amounts for operating profit, EPS from continuing operations, free cash flow before dividends and Adjusted EBITDA cannot be reconciled to GAAP without unreasonable effort. We cannot reconcile these amounts to GAAP because we are unable to accurately forecast the impact of highly inflationary accounting on our Argentina operations in 2022 or other potential Non-GAAP adjusting items for which the timing and amounts are currently under review, such as future restructuring actions. We are also unable to forecast changes in cash held for customer obligations or proceeds from the sale of property, equipment and investments in 2022.
(b)The 2022 GAAP outlook excludes any forecasted impact from highly inflationary accounting on our Argentina operations as well as other potential Non-GAAP adjusting items for which the timing and amounts are currently under review, such as future restructuring actions.
(c)Non-GAAP constant currency amounts represent the Outlook at prior period exchange rates.
(d)On January 4, 2022, the U.S. Treasury published in the Federal Register final foreign tax credit regulations. The impact of new foreign tax credit regulations on 2022 income tax expense is currently under review and is not included in the 2022 guidance.
(e)Excludes our initial investment in France to support the take-over of the BPCE ATM network.

The Brink’s Company and subsidiaries
(In millions, except percentages and per share amounts) (Unaudited)
Fourth-Quarter 2021 vs. 2020

GAAP		Organic	Acquisitions /			% Change
	4Q'20	Change	Dispositions(a)	Currency(b)	4Q'21	Total	Organic
Revenues:
North America	$329	17	25	1	373	13	5
Latin America	286	29	1	(22)	294	3	10
Europe	236	6	3	(10)	234	(1)	3
Rest of World	171	15	12	—	197	16	9
Segment revenues(g)	$1,022	67	40	(31)	1,098	7	7

Revenues - GAAP	$1,022	67	40	(31)	1,098	7	7

Operating profit:
North America	$46	1	3	—	50	9	2
Latin America	80	5	—	(8)	77	(4)	6
Europe	29	5	—	(2)	32	11	15
Rest of World	36	(1)	2	—	37	2	(3)
Segment operating profit	192	9	6	(10)	197	3	5
Corporate(c)	(46)	7	—	(4)	(43)	(8)	(16)
Operating profit - non-GAAP	$145	16	6	(13)	154	6	11

Other items not allocated to segments(d)	(33)	24	—	—	(8)	(75)	(73)
Operating profit (loss) - GAAP	$112	41	6	(13)	146	30	36

GAAP interest expense	(26)				(29)	11
GAAP interest and other income (expense)	(6)				(5)	(14)
GAAP provision for income taxes	53				61	15
GAAP noncontrolling interests	1				2	100
GAAP income from continuing operations(f)	25				47	89
GAAP EPS(f)	$0.50				0.97	94
GAAP weighted-average diluted shares	50.3				49.1	(2)

Non-GAAP(e)		Organic	Acquisitions /			% Change
	4Q'20	Change	Dispositions(a)	Currency(b)	4Q'21	Total	Organic

Segment revenues - GAAP/non-GAAP	$1,022	67	40	(31)	1,098	7	7

Non-GAAP operating profit	145	16	6	(13)	154	6	11

Non-GAAP interest expense	(26)				(29)	12
Non-GAAP interest and other income (expense)	6				4	(20)
Non-GAAP provision for income taxes	40				43	9
Non-GAAP noncontrolling interests	2				3	38
Non-GAAP income from continuing operations(f)	83				83	—
Non-GAAP EPS(f)	$1.64				1.68	2
Non-GAAP weighted-average diluted shares	50.3				49.1	(2)

Amounts may not add due to rounding.

(a)Non-GAAP amounts include the impact of prior year comparable period results for acquired and disposed businesses. GAAP results also include the impact of acquisition-related intangible amortization, restructuring and other charges, and disposition related gains/losses.
(b)The amounts in the “Currency” column consist of the effects of Argentina devaluations under highly inflationary accounting and the sum of monthly currency changes. Monthly currency changes represent the accumulation throughout the year of the impact on current period results from changes in foreign currency rates from the prior year period.
(c)Corporate expenses are not allocated to segment results. Corporate expenses include salaries and other costs to manage the global business and to perform activities required of public companies.
(d)See pages 8-9 for more information.
(e)Non-GAAP results are reconciled to applicable GAAP results on pages 10-13.
(f)Attributable to Brink's.
(g)Segment revenues equal our total reported non-GAAP revenues.
(h)In the first quarter of 2021, we changed the method for calculating the allowance for doubtful accounts of the North America segment’s U.S. business. This change in method resulted in a $12.3 million operating profit increase in the segment, which was offset by a $12.3 million increase to Corporate expense, resulting in no impact to consolidated operating profit for the quarter. Historically, all Brink’s business units followed an internal Company policy for determining an allowance for doubtful accounts and the allowances were then reconciled to the required U.S. GAAP estimated consolidated allowance, with any differences reported as part of Corporate expense. Other than for the U.S. business, the reconciling differences were not significant. We changed the U.S. calculation of the allowance in order to more closely align it with the U.S. GAAP consolidated calculation and to minimize reconciling differences, resulting in the offsetting $12.3 million adjustments to align the methods.

The Brink’s Company and subsidiaries
(In millions, except percentages and per share amounts) (Unaudited)

Full-Year 2021 vs. 2020

GAAP		Organic	Acquisitions /			% Change
	2020	Change	Dispositions(a)	Currency(b)	2021	Total	Organic
Revenues:
North America	$1,261	64	72	9	1,407	12	5
Latin America	1,072	102	8	(57)	1,126	5	10
Europe	754	15	121	27	917	22	2
Rest of World	604	9	114	24	750	24	1
Segment revenues(g)	$3,691	191	315	3	4,200	14	5

Revenues - GAAP	$3,691	191	315	3	4,200	14	5

Operating profit:
North America(h)	$92	45	12	—	148	62	49
Latin America	234	46	1	(23)	257	10	20
Europe	51	28	10	1	90	75	55
Rest of World	117	3	8	4	132	12	2
Segment operating profit	494	121	30	(17)	627	27	25
Corporate(c)(h)	(112)	(53)	—	9	(157)	39	47
Operating profit - non-GAAP	$381	68	30	(9)	471	23	18

Other items not allocated to segments(d)	(168)	42	11	(1)	(116)	(31)	(25)
Operating profit - GAAP	$214	110	40	(9)	355	66	52

GAAP interest expense	(97)				(112)	16

GAAP interest and other income (expense)	(38)				(7)	(81)

GAAP provision for income taxes	57				120	unfav

GAAP noncontrolling interests	6				12	unfav

GAAP income from continuing operations(f)	17				103	fav

GAAP EPS(f)	$0.33				2.06	fav

GAAP weighted-average diluted shares	50.8				50.1	(1)

Non-GAAP(e)		Organic	Acquisitions /			% Change
	2020	Change	Dispositions(a)	Currency(b)	2021	Total	Organic

Segment revenues - GAAP/non-GAAP	$3,691	191	315	3	4,200	14	5

Non-GAAP operating profit	381	68	30	(9)	471	23	18

Non-GAAP interest expense	(95)				(111)	17

Non-GAAP interest and other income (expense)	3				19	fav

Non-GAAP provision for income taxes	92				127	38

Non-GAAP noncontrolling interests	7				14	unfav

Non-GAAP income from continuing operations(f)	191				238	25

Non-GAAP EPS(f)	$3.76				4.75	26

Non-GAAP weighted-average diluted shares	50.8				50.1	(1)

Amounts may not add due to rounding.

See page 4 for footnote explanations.

The Brink’s Company and subsidiaries
(In millions) (Unaudited)

Selected Items - Condensed Consolidated Balance Sheets

	December 31, 2020	December 31, 2021
Assets
Cash and cash equivalents	$620.9	710.3
Restricted cash	322.0	376.4
Accounts receivable, net	679.1	701.8
Right-of-use assets, net	322.0	299.1
Property and equipment, net	838.2	865.6
Goodwill and intangibles	1,645.3	1,902.9
Deferred income taxes	314.9	239.4
Other	393.2	471.2

Total assets	$5,135.6	5,566.7

Liabilities and Equity

Accounts payable	206.0	211.2
Debt	2,485.7	2,966.7
Retirement benefits	701.8	541.5
Accrued liabilities	779.2	877.3
Lease liabilities	267.2	241.8
Other	493.2	475.6
Total liabilities	4,933.1	5,314.1

Equity	202.5	252.6

Total liabilities and equity	$5,135.6	5,566.7

Selected Items - Condensed Consolidated Statements of Cash Flows

	Twelve Months Ended December 31,
	2020	2021
Net cash provided by operating activities	$317.7	478.0
Net cash used by investing activities	(565.4)	(454.7)
Net cash provided by financing activities	683.7	171.3

Effect of exchange rate changes on cash	37.9	(50.8)
Cash, cash equivalents and restricted cash:
Increase	473.9	143.8
Balance at beginning of period	469.0	942.9
Balance at end of period	$942.9	1,086.7

Supplemental Cash Flow Information

Capital expenditures	$(118.5)	(167.9)
Acquisitions	(439.7)	(313.2)
Depreciation and amortization	206.8	239.5
Cash paid for income taxes, net	(76.8)	(83.8)

About The Brink’s Company
The Brink’s Company (NYSE:BCO) is the global leader in total cash management, route-based secure logistics and payment solutions including cash-in-transit, ATM services, cash management services (including vault outsourcing, money processing and intelligent safe services), and international transportation of valuables. Our customers include financial institutions, retailers, government agencies, mints, jewelers and other commercial operations. Our global network of operations in 53 countries serves customers in more than 100 countries. For more information, please visit our website at www.brinks.com or call 804-289-9709.

Forward-Looking Statements
This release contains forward-looking information. Words such as "anticipate," "assume," "estimate," "expect," “target” "project," "predict," "intend," "plan," "believe," "potential," "may," "should" and similar expressions may identify forward-looking information. Forward-looking information in these materials includes, but is not limited to: 2022 outlook, including revenue, operating profit, adjusted EBITDA, earnings per share, free cash flow (and drivers thereof), expected economic recovery, price increases, and our three-year strategic plan. Forward-looking information in this document is subject to known and unknown risks, uncertainties and contingencies, which are difficult to predict or quantify, and which could cause actual results, performance or achievements to differ materially from those that are anticipated.

Forward-looking information in this document is subject to known and unknown risks, uncertainties and contingencies, which are difficult to predict or quantify, and which could cause actual results, performance or achievements to differ materially from those that are anticipated. These risks, uncertainties and contingencies, many of which are beyond our control, include, but are not limited to: our ability to improve profitability and execute further cost and operational improvement and efficiencies in our core businesses; our ability to improve service levels and quality in our core businesses; market volatility and commodity price fluctuations; seasonality, pricing and other competitive industry factors; investment in information technology (“IT”) and its impact on revenue and profit growth; our ability to maintain an effective IT infrastructure and safeguard confidential information; our ability to effectively develop and implement solutions for our customers; risks associated with operating in foreign countries, including changing political, labor and economic conditions, regulatory issues (including the imposition of international sanctions, including by the U.S. government), currency restrictions and devaluations, restrictions on and cost of repatriating earnings and capital, impact on the Company’s financial results as a result of jurisdictions determined to be highly inflationary, and restrictive government actions, including nationalization; labor issues, including negotiations with organized labor and work stoppages; pandemics (including the ongoing COVID-19 pandemic and related impact to and restrictions on the actions of businesses and consumers, including suppliers and customers), acts of terrorism, strikes or other extraordinary events that negatively affect global or regional cash commerce; anticipated cash needs in light of our current liquidity position and the impact of COVID-19 on our liquidity; the strength of the U.S. dollar relative to foreign currencies and foreign currency exchange rates; our ability to identify, evaluate and complete acquisitions and other strategic transactions and to successfully integrate acquired companies; costs related to dispositions and product or market exits; our ability to obtain appropriate insurance coverage, positions taken by insurers relative to claims and the financial condition of insurers; safety and security performance and loss experience; employee and environmental liabilities in connection with former coal operations, including black lung claims; the impact of the American Rescue Plan Act, Patient Protection and Affordable Care Act on legacy liabilities and ongoing operations; funding requirements, accounting treatment, and investment performance of our pension plans, the VEBA and other employee benefits; changes to estimated liabilities and assets in actuarial assumptions; the nature of hedging relationships and counterparty risk; access to the capital and credit markets; our ability to realize deferred tax assets; the outcome of pending and future claims, litigation, and administrative proceedings; public perception of our business, reputation and brand; changes in estimates and assumptions underlying critical accounting policies; the promulgation and adoption of new accounting standards, new government regulations and interpretation of existing standards and regulations.

This list of risks, uncertainties and contingencies is not intended to be exhaustive. Additional factors that could cause our results to differ materially from those described in the forward-looking statements can be found under "Risk Factors" in Item 1A of our Annual Report on Form 10-K for the period ended December 31, 2020 and in our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2021, June 30, 2021, and September 30, 2021, and in our other public filings with the Securities and Exchange Commission. The forward-looking information included in this document is representative only as of the date of this document and The Brink's Company undertakes no obligation to update any information contained in this document.

The Brink’s Company and subsidiaries
Segment Results: 2020 and 2021 (Unaudited)
(In millions, except for percentages)

	Revenues
	2020					2021
	1Q	2Q	3Q	4Q	Full Year	1Q	2Q	3Q	4Q	Full Year
Revenues:
North America	$340.9	274.3	316.8	329.4	1,261.4	$317.1	356.8	360.7	372.5	1,407.1
Latin America	299.0	230.4	256.7	285.8	1,071.9	269.7	272.8	289.3	294.2	1,126.0
Europe	126.3	167.9	224.0	235.6	753.8	214.4	230.8	238.0	234.1	917.3
Rest of World	106.6	153.4	173.0	170.8	603.8	176.5	188.4	187.5	197.4	749.8
Segment revenues - GAAP and Non-GAAP	$872.8	826.0	970.5	1,021.6	3,690.9	$977.7	1,048.8	1,075.5	1,098.2	4,200.2

	Operating Profit
	2020					2021
	1Q	2Q	3Q	4Q	Full Year	1Q	2Q	3Q	4Q	Full Year
Operating profit:
North America(a)	$13.4	8.4	24.1	45.8	91.7	$32.3	41.1	25.0	50.0	148.4
Latin America	60.5	41.8	51.1	80.2	233.6	58.7	57.1	64.6	76.9	257.3
Europe	2.1	1.2	18.8	29.1	51.2	10.6	18.7	28.1	32.4	89.8
Rest of World	13.6	31.0	36.1	36.4	117.1	30.4	31.9	31.9	37.3	131.5
Corporate	(26.5)	(9.2)	(30.2)	(46.4)	(112.3)	(41.9)	(38.2)	(33.7)	(42.7)	(156.5)
Non-GAAP	63.1	73.2	99.9	145.1	381.3	90.1	110.6	115.9	153.9	470.5

Other items not allocated to segments(b)
Reorganization and Restructuring	(5.6)	(39.0)	(5.1)	(16.9)	(66.6)	(6.6)	(15.1)	(14.0)	(7.9)	(43.6)
Acquisitions and dispositions	(19.1)	(30.9)	(16.2)	(16.9)	(83.1)	(18.7)	(20.5)	(16.6)	(16.1)	(71.9)
Argentina highly inflationary impact	(2.4)	(2.8)	(3.2)	(2.3)	(10.7)	(3.9)	(2.6)	(2.3)	(3.1)	(11.9)
Chile antitrust matter	—	—	—	—	—	—	—	(9.5)	—	(9.5)
Internal loss	(9.6)	(1.2)	0.9	3.0	(6.9)	0.8	0.9	0.7	18.7	21.1
Reporting compliance	(0.2)	(0.3)	0.1	(0.1)	(0.5)	—	—	—	—	—
GAAP	$26.2	(1.0)	76.4	111.9	213.5	$61.7	73.3	74.2	145.5	354.7

	Margin
	2020					2021
	1Q	2Q	3Q	4Q	Full Year	1Q	2Q	3Q	4Q	Full Year
Margin:
North America	3.9%	3.1	7.6	13.9	7.3	10.2%	11.5	6.9	13.4	10.5
Latin America	20.2	18.1	19.9	28.1	21.8	21.8	20.9	22.3	26.1	22.9
Europe	1.7	0.7	8.4	12.4	6.8	4.9	8.1	11.8	13.8	9.8
Rest of World	12.8	20.2	20.9	21.3	19.4	17.2	16.9	17.0	18.9	17.5
Non-GAAP	7.2	8.9	10.3	14.2	10.3	9.2	10.5	10.8	14.0	11.2

Other items not allocated to segments(b)	(4.2)	(9.0)	(2.4)	(3.2)	(4.5)	(2.9)	(3.5)	(3.9)	(0.8)	(2.8)
GAAP	3.0%	(0.1)	7.9	11.0	5.8	6.3%	7.0	6.9	13.2	8.4

(a)In the first quarter of 2021, we changed the method for calculating the allowance for doubtful accounts of the North America segment’s U.S. business. This change in method resulted in a $12.3 million operating profit increase in the segment, which was offset by a $12.3 million increase to Corporate expense, resulting in no impact to consolidated operating profit for the quarter. Historically, all Brink’s business units followed an internal Company policy for determining an allowance for doubtful accounts and the allowances were then reconciled to the required U.S. GAAP estimated consolidated allowance, with any differences reported as part of Corporate expense. Other than for the U.S. business, the reconciling differences were not significant. We changed the U.S. calculation of the allowance in order to more closely align it with the U.S. GAAP consolidated calculation and to minimize reconciling differences, resulting in the offsetting $12.3 million adjustments to align the methods.
(b)See explanation of items on page 9.

The Brink’s Company and subsidiaries
Other Items Not Allocated To Segments (Unaudited)
(In millions)

Brink’s measures its segment results before income and expenses for corporate activities and for certain other items. See below for a summary of the other items not allocated to segments.

Reorganization and Restructuring Management periodically implements restructuring actions in targeted sections of our business. As a result of these actions, we recognized $43.6 million net costs in 2021, primarily severance costs. Approximately $6 million of the net costs recognized in 2021 relate to restructuring plans approved by management in 2020. The remaining costs incurred in 2021 relate to restructuring plans approved by management in 2021. Substantially all of the costs from 2021 restructuring plans result from management initiatives to address the COVID-19 pandemic. We recognized $66.6 million net costs in operating profit and $0.6 million costs in interest and other nonoperating income (expense) in 2020, primarily severance costs. For the restructuring actions that have not yet been completed, we expect to incur additional costs between $1 million and $3 million in future periods.
Due to the unique circumstances around these charges, these management-directed items have not been allocated to segment results and are excluded from non-GAAP results.
Acquisitions and dispositions Certain acquisition and disposition items that are not considered part of the ongoing activities of the business and are special in nature are consistently excluded from non-GAAP results. These items are described below:
2021 Acquisitions and Dispositions
•Amortization expense for acquisition-related intangible assets was $47.7 million in 2021.
•We incurred $10.5 million in integration costs, primarily related to G4S, in 2021.
•Transaction costs related to business acquisitions were $6.5 million in 2021.
•Restructuring costs related to acquisitions were $5.3 million in 2021.
•Compensation expense related to the retention of key PAI employees was $1.8 million in 2021.

2020 Acquisitions and Dispositions
•Amortization expense for acquisition-related intangible assets was $35.1 million in 2020.
•We incurred $23.5 million in integration costs, primarily related to Dunbar and G4S, in 2020.
•Transaction costs related to business acquisitions were $19.3 million in 2020.
•Restructuring costs related to acquisitions were $4.7 million in 2020.

Argentina highly inflationary impact Beginning in the third quarter of 2018, we designated Argentina's economy as highly inflationary for accounting purposes. As a result, Argentine peso-denominated monetary assets and liabilities are now remeasured at each balance sheet date to the currency exchange rate then in effect, with currency remeasurement gains and losses recognized in earnings. In addition, nonmonetary assets retain a higher historical basis when the currency is devalued. The higher historical basis results in incremental expense being recognized when the nonmonetary assets are consumed. In 2021, we recognized $11.9 million in pretax charges related to highly inflationary accounting, including currency remeasurement losses of $9.0 million. In 2020, we recognized $10.7 million in pretax charges related to highly inflationary accounting, including currency remeasurement losses of $7.7 million. These amounts are excluded from non-GAAP results.

Chile antitrust matter In October 2021, the Chilean antitrust agency filed a complaint alleging that Brink’s Chile (as well as competitor companies) engaged in collusion in 2017 and 2018 and requested that the court approve a fine of $30.5 million. The Company has not had access to the investigative file nor to its evidence supporting the allegations. Based on available information to date, we recorded a charge of $9.5 million in the third quarter of 2021 in connection with this matter. Due to its special nature, this charge has not been allocated to segment results and is excluded from non-GAAP results.

Internal loss A former non-management employee in our U.S. global services operations embezzled funds from Brink's in prior years. Except for a small deductible amount, the amount of the internal loss related to the embezzlement of funds was covered by our insurance. In an effort to cover up the embezzlement, the former employee intentionally misstated the underlying accounts receivable subledger data. The rebuild of the subledger was substantially completed during the third quarter of 2019. Based on the reconstructed subledger, we were able to analyze and quantify the uncollected receivables from prior periods. Although we planned to attempt to collect these receivables, we estimated an increase to bad debt expense of $13.7 million in the third quarter of 2019. The estimate of the allowance for doubtful accounts was adjusted in the fourth quarter of 2019 for an additional $6.4 million and again in 2020 for an additional $6.6 million. In 2021, we recognized a decrease in bad debt expense of $3.7 million, primarily related to collection of these receivables. We also recognized $1.3 million of legal charges in 2021 as we attempted to collect additional insurance recoveries related to these receivables losses. In the fourth quarter of 2021, we successfully collected $18.8 million of insurance recoveries related to these internal losses. In the fourth quarter of 2021, we wrote off the remaining accounts receivable of $8.1 million which had previously been fully reserved for. Due to the unusual nature of this internal loss and the related errors in the subledger data, along with the fact that management has excluded these amounts when evaluating internal performance, we have excluded these net charges from segment and non-GAAP results.

Reporting compliance Certain compliance costs (primarily third party expenses) are excluded from 2020 and 2021 non-GAAP results. These costs relate to the implementation and January 1, 2019 adoption of the new lease accounting standard (amounts were not significant in 2021 and were $0.5 million in 2020).

The Brink’s Company and subsidiaries
Non-GAAP Results Reconciled to GAAP (Unaudited)
(In millions, except for percentages and per share amounts)

Non-GAAP results described in this press release are financial measures that are not required by or presented in accordance with U.S. generally accepted accounting principles (“GAAP”). The purpose of the Non-GAAP results is to report financial information from the primary operations of our business by excluding the effects of certain income and expenses that do not reflect the ordinary earnings of our operations. The specific items excluded have not been allocated to segments, are described on page 9 and in more detail in our Form 10-K, and are reconciled to comparable GAAP measures below. In addition, we refer to non-GAAP constant currency amounts, which represent current period results and forecasts at prior period exchange rates.

Non-GAAP results adjust the quarterly Non-GAAP tax rates so that the Non-GAAP tax rate in each of the quarters is equal to the full-year estimated Non-GAAP tax rate. The full-year Non-GAAP tax rate in both years excludes certain pretax and income tax amounts. Amounts reported for prior periods have been updated in this report to present information consistently for all periods presented.

The 2022 Non-GAAP outlook amounts for operating profit, EPS from continuing operations, free cash flow before dividends and Adjusted EBITDA cannot be reconciled to GAAP without unreasonable effort. We cannot reconcile these amounts to GAAP because we are unable to accurately forecast the impact of highly inflationary accounting on our Argentina operations or other potential Non-GAAP adjusting items for which the timing and amounts are currently under review, such as future restructuring actions. We are also unable to forecast changes in cash held for customer obligations or proceeds from the sale of property, equipment and investments in 2022. The impact of highly inflationary accounting and other potential Non-GAAP adjusting items could be significant to our GAAP results.

The Non-GAAP financial measures are intended to provide investors with a supplemental comparison of our operating results and trends for the periods presented. Our management believes these measures are also useful to investors as such measures allow investors to evaluate our performance using the same metrics that our management uses to evaluate past performance and prospects for future performance. We do not consider these items to be reflective of our operating performance as they result from events and circumstances that are not a part of our core business. Additionally, non-GAAP results are utilized as performance measures in certain management incentive compensation plans. Non-GAAP results should not be considered as an alternative to revenue, income or earnings per share amounts determined in accordance with GAAP and should be read in conjunction with their GAAP counterparts. Non-GAAP financial measures may not be comparable to Non-GAAP financial measures presented by other companies.

Non-GAAP Results Reconciled to GAAP

	2020			2021
	Pre-tax income	Income taxes	Effective tax rate	Pre-tax income	Income taxes	Effective tax rate
Effective Income Tax Rate
GAAP	$79.3	56.6	71.4%	$235.5	120.3	51.1%
Retirement plans(b)	33.8	7.9		29.8	7.7
Reorganization and Restructuring(a)	67.1	15.8		43.6	11.7
Acquisitions and dispositions(a)	91.5	11.6		68.8	2.5
Chile antitrust matter(a)	—	—		9.5	—
Argentina highly inflationary impact(a)	10.6	(1.3)		12.3	(1.1)
Internal loss(a)	6.9	1.6		(21.1)	(1.3)
Reporting compliance(a)	0.5	—		—	—
Deferred tax valuation allowance(c)	—	—		—	(12.8)
Non-GAAP	$289.7	92.2	31.8%	$378.4	127.0	33.6%

Amounts may not add due to rounding.

(a)See “Other Items Not Allocated To Segments” on pages 8-9 for details. We do not consider these items to be reflective of our operating performance as they result from events and circumstances that are not a part of our core business.
(b)Our U.S. retirement plans are frozen and costs related to these plans are excluded from non-GAAP results. Certain non-U.S. operations also have retirement plans. Settlement charges and curtailment gains related to these non-U.S. plans are also excluded from non-GAAP results.
(c)There was a change in judgement resulting in a valuation allowance against certain tax attributes with a limited statutory carryforward period that are no longer more-likely-than-not to be realized due to lower than expected Canada operating results.
(d)Non-GAAP income from continuing operations and non-GAAP EPS have been adjusted to reflect an effective income tax rate in each interim period equal to the full-year non-GAAP effective income tax rate. The full-year non-GAAP effective tax rate was 33.6% for 2021 and 31.8% for 2020.
(e)There is no difference between GAAP and non-GAAP share-based compensation amounts for the other periods presented.
(f)Due to the impact of Argentina highly inflationary accounting, there was a $0.1 million non-GAAP adjustment for a gain in the fourth quarter of 2020. There is no difference between GAAP and non-GAAP marketable securities gain and loss amounts for the other periods presented.
(g)Adjusted EBITDA is defined as non-GAAP income from continuing operations excluding the impact of non-GAAP interest expense, non-GAAP income tax provision, non-GAAP depreciation and amortization, non-GAAP share-based compensation and non-GAAP marketable securities (gain) loss.
(h)Because we reported a loss from continuing operations on a GAAP basis in the third quarter of 2020, GAAP EPS was calculated using basic shares. However, as we reported income from continuing operations on a non-GAAP basis in the third quarter of 2020, non-GAAP EPS was calculated using diluted shares.

The Brink’s Company and subsidiaries
Non-GAAP Results Reconciled to GAAP (Unaudited)
(In millions, except for percentages and per share amounts)

	2020					2021
	1Q	2Q	3Q	4Q	Full Year	1Q	2Q	3Q	4Q	Full Year

Revenues:
GAAP	$872.8	826.0	970.5	1,021.6	3,690.9	$977.7	1,048.8	1,075.5	1,098.2	4,200.2
Non-GAAP	$872.8	826.0	970.5	1,021.6	3,690.9	$977.7	1,048.8	1,075.5	1,098.2	4,200.2

Operating profit (loss):
GAAP	$26.2	(1.0)	76.4	111.9	213.5	$61.7	73.3	74.2	145.5	354.7
Reorganization and Restructuring(a)	5.6	39.0	5.1	16.9	66.6	6.6	15.1	14.0	7.9	43.6
Acquisitions and dispositions(a)	19.1	30.9	16.2	16.9	83.1	18.7	20.5	16.6	16.1	71.9
Argentina highly inflationary impact(a)	2.4	2.8	3.2	2.3	10.7	3.9	2.6	2.3	3.1	11.9
Chile antitrust matter(a)	—	—	—	—	—	—	—	9.5	—	9.5
Internal loss(a)	9.6	1.2	(0.9)	(3.0)	6.9	(0.8)	(0.9)	(0.7)	(18.7)	(21.1)
Reporting compliance(a)	0.2	0.3	(0.1)	0.1	0.5	—	—	—	—	—
Non-GAAP	$63.1	73.2	99.9	145.1	381.3	$90.1	110.6	115.9	153.9	470.5

Operating margin:
GAAP margin	3.0%	(0.1)%	7.9%	11.0%	5.8%	6.3%	7.0%	6.9%	13.2%	8.4%

Non-GAAP margin	7.2%	8.9%	10.3%	14.2%	10.3%	9.2%	10.5%	10.8%	14.0%	11.2%

Interest expense:
GAAP	$(20.0)	(23.2)	(27.1)	(26.2)	(96.5)	$(27.2)	(28.2)	(27.6)	(29.2)	(112.2)
Acquisitions and dispositions(a)	0.7	0.3	0.5	0.4	1.9	0.3	0.5	0.3	0.2	1.3
Non-GAAP	$(19.3)	(22.9)	(26.6)	(25.8)	(94.6)	$(26.9)	(27.7)	(27.3)	(29.0)	(110.9)

Interest and other income (expense):
GAAP	$(15.6)	(3.0)	(12.8)	(6.3)	(37.7)	$(5.5)	4.6	(0.7)	(5.4)	(7.0)
Retirement plans(b)	7.7	8.1	8.7	9.3	33.8	6.4	6.7	7.2	9.5	29.8
Reorganization and Restructuring(a)	—	—	0.5	—	0.5	—	—	—	—	—
Acquisitions and dispositions(a)	3.0	0.5	0.4	2.6	6.5	0.2	(1.2)	(3.3)	(0.1)	(4.4)
Argentina highly inflationary impact(a)	—	—	—	(0.1)	(0.1)	—	—	—	0.4	0.4
Non-GAAP	$(4.9)	5.6	(3.2)	5.5	3.0	$1.1	10.1	3.2	4.4	18.8

Taxes:
GAAP	$(12.2)	(43.2)	58.9	53.1	56.6	$13.6	22.7	22.9	61.1	120.3
Retirement plans(b)	1.8	1.9	2.1	2.1	7.9	1.9	1.8	1.2	2.8	7.7
Reorganization and Restructuring(a)	1.3	9.0	1.3	4.2	15.8	1.6	3.7	3.9	2.5	11.7
Acquisitions and dispositions(a)	2.1	3.6	4.0	1.9	11.6	0.5	1.7	1.2	(0.9)	2.5
Argentina highly inflationary impact(a)	(0.2)	(0.3)	(0.2)	(0.6)	(1.3)	(0.3)	(0.3)	(0.3)	(0.2)	(1.1)
Internal loss(a)	2.2	0.3	(0.2)	(0.7)	1.6	(0.4)	(0.3)	(0.1)	(0.5)	(1.3)
Deferred tax valuation allowance(c)	—	—	—	—	—	—	—	—	(12.8)	(12.8)
Income tax rate adjustment(d)	17.4	46.5	(43.6)	(20.3)	—	4.7	1.9	2.0	(8.6)	—
Non-GAAP	$12.4	17.8	22.3	39.7	92.2	$21.6	31.2	30.8	43.4	127.0

Noncontrolling interests:
GAAP	$1.0	2.3	1.4	1.2	5.9	$2.7	3.0	4.0	2.4	12.1
Reorganization and Restructuring(a)	0.1	—	0.2	—	0.3	0.1	0.4	—	—	0.5
Acquisitions and dispositions(a)	—	0.1	0.2	0.2	0.5	0.5	(0.1)	0.2	0.3	0.9
Income tax rate adjustment(d)	(0.4)	(1.6)	1.0	1.0	—	(0.7)	0.4	(0.3)	0.6	—
Non-GAAP	$0.7	0.8	2.8	2.4	6.7	$2.6	3.7	3.9	3.3	13.5
Amounts may not add due to rounding.
See page 10 for footnote explanations.

	2020					2021
	1Q	2Q	3Q	4Q	Full Year	1Q	2Q	3Q	4Q	Full Year

Income (loss) from continuing operations attributable to Brink's:
GAAP	$1.8	13.7	(23.8)	25.1	16.8	$12.7	24.0	19.0	47.4	103.1
Retirement plans(b)	5.9	6.2	6.6	7.2	25.9	4.5	4.9	6.0	6.7	22.1
Reorganization and Restructuring(a)	4.2	30.0	4.1	12.7	51.0	4.9	11.0	10.1	5.4	31.4
Acquisitions and dispositions(a)	20.7	28.0	12.9	17.8	79.4	18.2	18.2	12.2	16.8	65.4
Argentina highly inflationary impact(a)	2.6	3.1	3.4	2.8	11.9	4.2	2.9	2.6	3.7	13.4
Chile antitrust matter(a)	—	—	—	—	—	—	—	9.5	—	9.5
Internal loss(a)	7.4	0.9	(0.7)	(2.3)	5.3	(0.4)	(0.6)	(0.6)	(18.2)	(19.8)
Reporting compliance(a)	0.2	0.3	(0.1)	0.1	0.5	—	—	—	—	—
Deferred tax valuation allowance(c)	—	—	—	—	—	—	—	—	12.8	12.8
Income tax rate adjustment(d)	(17.0)	(44.9)	42.6	19.3	—	(4.0)	(2.3)	(1.7)	8.0	—
Non-GAAP	$25.8	37.3	45.0	82.7	190.8	$40.1	58.1	57.1	82.6	237.9

Adjusted EBITDA(g):
Net income (loss) attributable to Brink's - GAAP	$1.8	12.9	(23.9)	25.2	16.0	$12.7	23.9	19.0	49.6	105.2
Interest expense - GAAP	20.0	23.2	27.1	26.2	96.5	27.2	28.2	27.6	29.2	112.2
Income tax provision - GAAP	(12.2)	(43.2)	58.9	53.1	56.6	13.6	22.7	22.9	61.1	120.3
Depreciation and amortization - GAAP	45.0	52.1	55.1	54.6	206.8	54.8	61.7	61.6	61.4	239.5
EBITDA	$54.6	45.0	117.2	159.1	375.9	$108.3	136.5	131.1	201.3	577.2
Discontinued operations - GAAP	—	0.8	0.1	(0.1)	0.8	—	0.1	—	(2.2)	(2.1)
Retirement plans(b)	7.7	8.1	8.7	9.3	33.8	6.4	6.7	7.2	9.5	29.8
Reorganization and Restructuring(a)	5.5	38.7	4.8	16.5	65.5	6.4	14.6	13.7	8.1	42.8
Acquisitions and dispositions(a)	14.7	22.2	7.0	9.1	53.0	8.5	6.6	0.4	3.3	18.8
Argentina highly inflationary impact(a)	1.7	2.1	2.4	2.6	8.8	3.4	2.1	1.7	2.9	10.1
Chile antitrust matter(a)	—	—	—	—	—	—	—	9.5	—	9.5
Internal loss(a)	9.6	1.2	(0.9)	(3.0)	6.9	(0.8)	(0.9)	(0.7)	(18.7)	(21.1)
Reporting compliance(a)	0.2	0.3	(0.1)	0.1	0.5	—	—	—	—	—
Income tax rate adjustment(d)	0.4	1.6	(1.0)	(1.0)	—	0.7	(0.4)	0.3	(0.6)	—
Share-based compensation(e)	7.2	5.4	8.7	10.0	31.3	7.6	11.1	9.2	6.1	34.0
Marketable securities (gain) loss(f)	2.5	(5.9)	1.1	(8.2)	(10.5)	(3.4)	(10.8)	(2.1)	(0.1)	(16.4)
Adjusted EBITDA	$104.1	119.5	148.0	194.4	566.0	$137.1	165.6	170.3	209.6	682.6

EPS:
GAAP	$0.03	0.27	(0.47)	0.50	0.33	$0.25	0.47	0.38	0.97	2.06
Retirement plans(b)	0.12	0.12	0.13	0.14	0.51	0.09	0.10	0.12	0.14	0.44
Reorganization and Restructuring(a)	0.08	0.59	0.08	0.25	1.00	0.10	0.22	0.20	0.11	0.63
Acquisitions and dispositions(a)	0.40	0.55	0.26	0.35	1.56	0.36	0.36	0.24	0.34	1.31
Argentina highly inflationary impact(a)	0.05	0.06	0.07	0.06	0.23	0.08	0.06	0.05	0.08	0.27
Chile antitrust matter(a)	—	—	—	—	—	—	—	0.19	—	0.19
Internal loss(a)	0.14	0.02	(0.01)	(0.05)	0.10	(0.01)	(0.01)	(0.01)	(0.37)	(0.40)
Reporting compliance(a)	—	0.01	—	—	0.01	—	—	—	—	—
Deferred tax valuation allowance(c)	—	—	—	—	—	—	—	—	0.26	0.26
Income tax rate adjustment(d)	(0.33)	(0.88)	0.84	0.38	—	(0.08)	(0.05)	(0.03)	0.16	—
Share adjustment(h)	—	—	—	—	—	—	—	—	—	—
Non-GAAP	$0.50	0.73	0.89	1.64	3.76	$0.79	1.15	1.14	1.68	4.75

Depreciation and Amortization:
GAAP	$45.0	52.1	55.1	54.6	206.8	$54.8	61.7	61.6	61.4	239.5
Reorganization and Restructuring(a)	—	(0.3)	(0.6)	(0.4)	(1.3)	(0.1)	(0.1)	(0.3)	0.2	(0.3)
Acquisitions and dispositions(a)	(7.4)	(9.1)	(9.4)	(10.2)	(36.1)	(9.9)	(12.8)	(12.7)	(12.4)	(47.8)
Argentina highly inflationary impact(a)	(0.7)	(0.7)	(0.8)	0.4	(1.8)	(0.5)	(0.5)	(0.6)	(0.6)	(2.2)
Non-GAAP	$36.9	42.0	44.3	44.4	167.6	$44.3	48.3	48.0	48.6	189.2

Amounts may not add due to rounding.
See page 10 for footnote explanations.

	2020	2021
	Full Year	Full Year

Free cash flow before dividends:
Cash flows from operating activities
Operating activities - GAAP	$317.7	478.0
Increase in restricted cash held for customers	(116.3)	(60.2)
(Increase) decrease in certain customer obligations(a)	6.5	(15.7)
G4S intercompany payments(b)	111.1	2.6
Operating activities - non-GAAP	$319.0	404.7
Capital expenditures - GAAP	(118.5)	(167.9)
Proceeds from sale of property, equipment and investments(b)	5.3	7.7
Free cash flow before dividends	$205.8	244.5

(a)To adjust for the change in the balance of customer obligations related to cash received and processed in certain of our secure Cash Management Services operations. The title to this cash transfers to us for a short period of time. The cash is generally credited to customers’ accounts the following day and we do not consider it as available for general corporate purposes in the management of our liquidity and capital resources.
(b)In the fourth quarter of 2020, we changed our definition of free cash flow before dividends to exclude payments made to G4S for net intercompany receivables and to include proceeds from sale of property, equipment and investments. All previously disclosed information for all periods presented has been revised.

Free cash flow before dividends is a supplemental financial measure that is not required by, or presented in accordance with GAAP. The purpose of this non-GAAP measure is to report financial information excluding the change in restricted cash held for customers, the impact of cash received and processed in certain of our secure cash management services operations, capital expenditures, payments made to G4S for net intercompany receivables from the acquired subsidiaries, and to include proceeds from the sale of property, equipment and investments. In the fourth quarter of 2020, we changed the definition of free cash flow before dividends to exclude payments made to G4S for net intercompany receivables and to include proceeds from sale of property, equipment and investments. We believe this measure is helpful in assessing cash flows from operations, enables period-to-period comparability and is useful in predicting future cash flows. This non-GAAP measure should not be considered as an alternative to cash flows from operating activities determined in accordance with GAAP and should be read in conjunction with our consolidated statements of cash flows.